Envista Announces Release of 2024 Sustainability Report
BREA, Calif., October 29, 2025 /PRNewswire/ -- Envista Holdings Corporation (NYSE: NVST) today announced the release of its 2024 Sustainability Report, highlighting ongoing efforts to pursue progress with purpose as it integrates sustainable and responsible business practices to achieve its mission of partnering with professionals to improve lives. The full report can be found on Envista's website.

“As a trusted partner to dental professionals worldwide, our commitment extends beyond delivering innovative products to how we lead and the positive impact we create. Our 2024 Sustainability Report showcases the meaningful initiatives Envista has undertaken throughout the past year across key focus areas like expanding access to high-quality dental care, supporting our colleagues and communities, being good stewards of the environment, and building on our very strong ethical foundation” said Paul Keel, Envista’s CEO. “We're proud to share this update on our sustainability efforts and progress over the past year.”

Selected Highlights from Envista’s 2024 Sustainability Report:

•Donated $1.9 million in goods and services to increase access to oral care health and education for underserved communities through the Envista Smile Project

•Completed inaugural Scope 3 GHG emissions inventory to better manage Envista’s environmental footprint

•Reduced our safety incident rate by 13%

•Saw strong participation rates and engagement scores as part of Envista's employee engagement framework

Mr. Keel continued, “This year's achievements required the collective efforts of our teams across the organization and reflect our dedication to creating lasting value for all our stakeholders. We are pleased with our progress in 2024 and are further energized by the opportunity to deepen our positive impacts in the years ahead.”

The 2024 Sustainability Report provides both Envista's sustainability-related performance to date and the foundation upon which Envista will continue to identify opportunities for continuous improvement across the Company's key sustainability topics. The Company welcomes all stakeholder feedback on its 2024 Sustainability Report, which can be shared via email at sustainability@envistaco.com.

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the U.S. and global economy, the impact of inflation and increasing interest rates, slower economic growth or recession, international economic, political, legal, compliance and business factors, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations including tariffs or other impositions on imported goods, contractions or growth rates and cyclicality of markets we serve, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, security breaches or other disruptions of our information technology systems or violations of data privacy laws, security breaches or other disruptions affecting our external information technology contractors, vendors or other service providers, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, our ability to attract, develop and retain our key personnel, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to impairment charges for our goodwill and intangible assets, changes in accounting standards and subjective assumptions, estimates and judgment by management, currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, the impact of regulation on demand for our products and services, and labor matters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2024 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Lauren Meinhardt
Senior Director, Corporate Communications
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (562) 383-8194